Exhibit 10.40
SALE OF SHARES AND CLAIMS AGREEMENT

1 PARTIES

1.1	The parties to this agreement are -

1.1.1	Wits Basin Precious Minerals Inc;

1.1.2	SSC Mandarin Financial Services Limited; and

1.1.3	SSC Mandarin Africa (Proprietary) Limited.

1.2	The parties agree as set out below.

2 INTERPRETATION

2.1	In this agreement, unless inconsistent with or otherwise indicated by the context -

2.1.1	"the/this agreement" means the agreement as set out herein together with all appendices hereto;

2.1.2	“business day” means a day which is not a Saturday, Sunday or a United States public holiday;

2.1.3	“the collaboration agreement” means the collaboration agreement entered into on 4 August 2006 between the company and the and Kumba Iron Ore Limited, a indirect subsidiary of Anglo American plc;

2.1.4
“the company” means SSC Mandarin Africa (Proprietary) Limited, with registration number 1998/010265/07, a private company duly incorporated in accordance with the laws of the Republic of South Africa, herein represented by Nick Venter, he being duly authorised;

2.1.5	"the documents of title" means collectively –

2.1.5.1
the share certificates in respect of the subject shares, together with share transfer forms in respect thereof duly completed in accordance with the articles of association of the company, indicating the purchaser or his nominee as the transferee of the subject shares and dated the effective date;

2.1.5.2
a certified copy of a resolution of the directors of the company passed in accordance with the articles of association of the company approving the transfer of the subject shares in the name of the purchaser;

2.1.5.3	the written and signed cession of the claims in favour of the purchaser;

2.1.6	“the effective date” means the signature date;

2.1.7	"the parties" means all the parties to this agreement;

2.1.8
"the purchaser" means Wits Basin Precious Minerals Inc. (OTCBB: WITM), a public company duly incorporated in accordance with the laws Minnesota, United States of America, or its appointed nominee, herein represented by Stephen David King, he having been duly authorised hereto;

2.1.9
"the Seller" means SSC Mandarin Financial Services Limited, with registration number C.I. 641254, a company duly incorporated in terms of the laws of Hong Kong, herein represented by Lee Sing Leung, Robin, he being duly authorised thereto;

2.1.10	“the signature date” means the date of signature of this agreement as identified on the signature page;

2.1.11	“the subject claims” means any and all claims of whatsoever nature and howsoever arising held by the seller against the company as at the effective date;

2.1.12	"the subject shares" means 40 (forty) ordinary par value shares amounting to 40% (forty percentum) of the company’s issued share capital at the effective date;

2.1.13	any reference to the singular includes the plural and vice versa;

2.1.14	any reference to natural persons includes legal persons and vice versa;

2.1.15	any reference to a gender includes the other genders.

2.2
If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, effect shall be given to it as if it were a substantive clause in the body of the agreement notwithstanding that it is only contained in the interpretation clause.

2.3	The clause headings in this agreement have been inserted for convenience only and shall not be taken into account in its interpretation.

2.4
If any period is referred to in this agreement by way of reference to a number of days, the days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day other than a business day, in which case the last day shall be the next succeeding business day.

2.5	Words and expressions defined in any sub-clause shall, for the purposes of the clause of which that sub-clause forms part, bear the meaning assigned to such words and expressions in that sub-clause.

2.6	This agreement shall be governed by and construed and interpreted in accordance with the laws of the United Sates of America.

3 INTRODUCTION

3.1	It is recorded that –

3.1.1	the seller is the owner of the subject shares and the subject claims;

3.1.2
the purchaser wishes to acquire the subject shares and the subject claims from the seller and the seller is willing to dispose of the subject shares and the subject claims to the purchaser on the effective date, subject to the terms and conditions set out in this agreement.

3.2	The parties accordingly agree as set out herein.

4 PURCHASE AND SALE

With effect from the effective date the seller hereby sells the subject shares and the subject claims to the purchaser, who hereby purchases same from the seller, subject to the terms and conditions set out in this agreement.

5 SHARE CAPITAL OF THE COMPANY

5.1	It is recorded that the company is duly registered with a share capital as follows :

5.1.1	an authorised share capital of R1000,00 (one thousand Rand) divided into 1000 (one thousand) ordinary par value shares of R1,00 (one Rand) each; and

5.1.2	an issued share capital of R100,00 (one hundred Rand) divided into 100 (one hundred) ordinary par value shares of R1,00 (one Rand) each.

6 PURCHASE PRICE

The purchase price payable by the purchaser to the seller in respect of the subject shares and the subject claims shall be an amount of $400,000 (four hundred thousand United States Dollars).

7 PAYMENT OF PURCHASE PRICE

It is recorded that the purchase price for the subject shares and the subject claims has been paid by the purchaser to the seller in cash.

8 WARRANTIES

The seller warrants that on the effective date -

8.1
the company will not be under any obligations to issue any shares or debentures to any person, and no resolution will have been passed to increase its capital or to issue further shares or any debentures;

8.2
no person will have any lien or other preferential right in respect of the share capital of the company, nor will any person other than the seller have any claim to any of the subject shares in the company;

8.3	the company will not have declared any dividends which will not have been paid in full.

8.4	Except as set out above, the shares and claims are sold without any warranties of any nature, either express or implied.

9 DELIVERY AND CLOSING

At 10h00 on the effective date, the parties shall meet at such premises as agreed to between them. At that meeting the seller shall:

9.1	deliver to the purchaser –

9.1.1	the share certificates in respect of the sale shares together with duly signed and currently dated share transfer forms in respect thereof duly completed in negotiable form;

9.1.2	a copy of a resolution of the seller approving the transaction contemplated in terms of this agreement.

10 CONFIDENTIALITY

The parties agree not to disclose details of this agreement or any other matter in relation to the transactions set out in this agreement to any third party at any time and further undertake not to make any public announcement relating to the matters contemplated herein without the prior written approval of the seller and the purchaser first being had and obtained and which approval shall not be unreasonably withheld.

11 RISK AND BENEFIT

11.1	All risk in and benefit to the subject shares and subject claims shall pass to the purchaser on the effective date.

11.2	Ownership of the subject shares and subject claims shall pass to the purchaser with effect from the effective date.

12 BREACH

Should any party (“the party in default”) breach any material term, condition, undertaking, warranty or representation contained in this agreement and fail to remedy such breach within seven days (or such reasonable longer period as the parties may agree on) after receipt of a written notice from any of the other parties (“the innocent party/ies”), requiring such breach to be remedied, then, without prejudice to any other rights that it may have in terms hereof or in law, the innocent party/ies shall be entitled to forthwith cancel this agreement on written notice thereof to the party in default.

13 NOTICES AND DOMICILIA

13.1
The parties choose as their domicilia citandi et executandi their respective addresses set out in this clause for all purposes arising out of or in connection with this agreement at which addresses all processes and notices arising out of or in connection with this agreement, its breach or termination may validly be served upon or delivered to the parties.

13.2	For purposes of this agreement the parties’ respective addresses shall be –

13.2.1	the seller at Suite 3015, 30/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong;

facsimile number ~ +852 2504 3232;

13.2.2	the purchaser at 900 IDS Center 80 South 8th Street Minneapolis, MN 55402, United States for attention Mr. Mark D. Dacko,

facsimile number ~ +1 612-395-5276;

13.2.3	the company at 170 Oxford Road, Melrose, Johannesburg;

facsimile number ~ +27 11 380 3111,

or at such other address of which the party concerned may notify the other/s in writing provided that no street address mentioned in this sub-clause shall be changed to a post office box or poste restante.

13.3	Any notice given in terms of this agreement shall be in writing and shall –

13.3.1	if delivered by hand be deemed to have been duly received by the addressee on the date of delivery;

13.3.2	if transmitted by facsimile be deemed to have been received by the addressee on the day following the date of despatch,

unless the contrary is proved.

13.4
Notwithstanding anything to the contrary contained or implied in this agreement, a written notice or communication actually received by one of the parties from another including by way of facsimile transmission shall be adequate written notice or communication to such party.

14 WHOLE AGREEMENT

This agreement constitutes the whole agreement between the parties as to the subject matter hereof and no agreements, representations or warranties between the parties regarding the subject matter hereof other than those set out herein are binding on the parties.

15 VARIATION

No addition to or variation, consensual cancellation or novation of this agreement and no waiver of any right arising from this agreement or its breach or termination shall be of any force or effect unless reduced to writing and signed by all the parties or their duly authorised representatives.

16 RELAXATION

No latitude, extension of time or other indulgence which may be given or allowed by any party to the other parties in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any party arising from this agreement, and no single or partial exercise of any right by any party under this agreement, shall in any circumstances be construed to be an implied consent or election by such party or operate as a waiver or a novation of or otherwise affect any of the party’s rights in terms of or arising from this agreement or preclude any such party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

17 COSTS

Each party shall bear its own costs in respect of the negotiation, drafting and implementation of this agreement. All stamp duty, if any, shall be borne and paid by the purchaser.

SIGNED at _______________________________________	as of ________________________________________

AS WITNESS:

WITS BASIN PRECIOUS
	For:	MINERALS INC

(Name of witness in print)	Duly Authorised

SIGNED at _______________________________________	as of ________________________________________

AS WITNESS:

SSC MANDARIN FINANCIAL
	For:	SERVICES LIMITED

(Names of witness in block letters)	Duly authorised

SIGNED at _______________________________________	as of _________________________________________

AS WITNESS:

SSC MANDARIN AFRICA
	For:	(PROPRIETARY) LIMITED

(Names of witness in block letters)	Duly authorised